SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

Array BioPharma Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31979	84-1460811
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

3200 Walnut Street, Boulder, Colorado		80301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 381-6600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2007, the Compensation Committee of the Board of Directors of Array BioPharma Inc. (the “Company”) approved the performance bonus program for annual bonus awards that may be earned by employees of the Company, including the Company’s executive officers. Under the bonus program, certain of the Company’s employees, including its executive officers, will be entitled to earn a bonus payable in cash, stock or stock option equivalents based upon the achievement of certain specified performance goals and objectives relating to the Company and to each individual participant. To the extent the corporate and individual performance goals are met, each participant may be eligible to receive a target bonus calculated by multiplying the participant’s base salary by a percentage value later assigned to the participant or to his or her position with the Company by the Compensation Committee. A percentage of this target bonus amount may be awarded following the end of the fiscal year to the extent the Compensation Committee determines the corporate and individual performance goals are met. The plan can be amended in whole or in part by the Compensation Committee at any time until paid.

The Compensation Committee established the specific performance goals for fiscal 2008 under the performance bonus program. The performance bonuses for 2008 will be based both on individual performance and on the Company’s performance relative to the following performance criteria: financial criteria consisting of minimum, target and stretch revenue, earnings per share and year-end cash targets; minimum, target and stretch discovery research goals and clinical development goals with respect to the Company’s proprietary drug programs; and minimum, target and stretch transactional goals relating to new strategic partnership transactions. In determining the bonus awards for 2008, the foregoing goals will be weighted as follows: financial goals 15%; discovery research goals 20%; clinical development goals 40%; and transactional goals 25%.

The Committee also approved the following target bonus percentages (expressed as a percentage of base salary) under the 2008 performance bonus plan for Robert E. Conway, Chief Executive Officer, Kevin Koch, Ph.D., President and Chief Science Officer, David L. Snitman, Ph.D., Chief Operating Officer and Vice President, Business Development, John R. Moore, Vice President and General Counsel, and R. Michael Carruthers, Chief Financial Officer, each of whom are named executive officers of the Company (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) payable under the performance bonus program subject to achievement of the performance goals at the target level: 50%, 40%, 35%, 35% and 35%, respectively.

A description of the performance bonus program is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Description of performance bonus program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: October 5, 2007	By:	/s/ Robert E. Conway
Robert E. Conway
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Description of performance bonus program